Exhibit 10.35

Regulatory Affairs Service Agreement

注册服务协议

Project: NMPA SynCardia China registration Service

项目名称：SynCardia NMPA注册服务

Both Parties Hereto:

协议双方:

Entrusting Party (Sponsor): SynCardia Systems, LLC

委托方（申办方）：

And

和

Entrusted Party (SynCardia China): SynCardia Medical (Beijing), Inc.

受托方（新心医疗）：新心医疗器械（北京）有限公司

Contract Signed in: Beijing

合同签署地：北京市

Confidential

This Regulatory Affairs Service Agreement (“the Agreement”) is signed on July 2, 2023 (the “Effective Date”).

本注册服务协议（“本协议”）于 2023年07月02日（“生效日期”）签署。

Both Parties hereto are:

本协议双方为：

SynCardia Systems, LLC a company duly established and incorporated under the laws of the state of Delaware, United States, having its address at 1992 E. Silverlake Road Tucson, AZ 85713 USA (hereinafter referred to as “Sponsor”);

SynCardia Systems, LLC，一家根据美国联邦法规正式注册成立的公司，注册地址为： 1992 E. Silverlake Road Tucson, AZ 85713 USA（下文称为“申办方”）；

And

和

SynCardia Medical (Beijing), Inc., a company duly established and incorporated under the laws of the People’s Republic of China, having its SynCardia Chinatered address at Hong’an road 87 No.5 building 2nd floor 205, Fangshan District, Beijing, P.R.China (hereinafter referred to as “SynCardia China”);

新心医疗器械（北京）有限公司，一家根据中国法律正式注册成立的公司，注册地址为中 国北京市房山区弘安路87号院5号楼2层205室（下文称为“新心医疗”）；

Sponsor and SynCardia China are hereinafter each individually referred to as a ‘Party’ and ‘both Parties’ collectively.

申办方和新心医疗在本协议中分别称为“一方”，统称“双方”。

Whereas, Sponsor is the Manufacturer of Temporary Total Artificial Heart (TAH-t) (hereinafter referred to as the “Product”);

鉴于，申办方是Temporary Total Artificial Heart (TAH-t)（下文称“产品”）的制造商；

Whereas, SynCardia China, as the proper subject as specified by the laws and regulations, has professional knowledge in the aspect of regulatory affairs service;

鉴于，新心医疗作为按照法律和法规规定的适合主体，拥有法规事务服务方面的专业知 识；

Whereas, Sponsor wishes to retain the regulatory affairs services of SynCardia China and SynCardia China wishes to perform such services, in accordance with the terms and conditions set forth hereunder；

鉴于，申办方希望获得并且新心医疗同意根据下文条款和条件的约定提供法规事务服务；

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In view of this, both Parties hereto now reach an agreement as follows, which is binding on both Parties:

因此，本协议双方现达成以下协议，对双方具约束力：

1.	Regulatory Affairs Services Scope and Obligations of SynCardia China

新心医疗 的法规事务服务范围和义务

1.1	With regard to the scope of the regulatory affairs services (“Services”) hereunder provided by SynCardia China, the specific service scope includes registration testing, registration dossiers, translation, clinical evaluation, clinical trials (if any), etc.

新心医疗在本协议下提供的法规事务服务（以下简称“服务”）范围：具体服务范围包 括注册检测、注册资料翻译、临床评价、临床检验（如有）等。

1.2	SynCardia China shall carry out the services in accordance with the terms and conditions. Nevertheless, the timeline may be modified as suggested by SynCardia China or the Sponsor after the written approval from both Parties is obtained.

新心医疗应根据本协议规定的条款和条件开展服务。尽管如此，在新心医疗或申办方 建议下，可通过协议双方书面一致同意对时间表进行修改。

1.3	SynCardia China states, warrants and agrees that:

新心医疗陈述、保证并同意：

1)	SynCardia China has the full right and authorization to sign this Agreement and perform the services;

其具有签署本协议并履行服务的完全的权力和授权；

2)	SynCardia China shall truthfully report the project progress to the Sponsor, and shall perform the services in accordance with applicable laws and regulations, including but not limited to the ‘Measures for Administration of Medical Device registration and filling’ issued by the National Medical Products Administration, and any applicable anti-bribery laws and regulations. SynCardia China shall abide by the safety procedures provided to the SynCardia China by the Sponsor or its affiliates during activities in the venue of the Sponsor or its affiliates (as appropriate);

新心医疗应如实向申办方报告项目进展，其应根据适用的法律、法规履行服务，包括 但不限于，国家药品监督管理局发布的《医疗器械注册与备案管理办法》，任何适用 的反贿赂法律和法规，并且在申办方或其关联公司（视情况而定）的场所活动时遵守 申办方或其关联公司提供给新心医疗的安全程序；

3)	SynCardia China has the qualifications, expertise, resources, licenses, permits and authorizations necessary for performance of the services, and keeps their validity throughout performance of the services.

具有履行服务必要的资质、专业技术、资源、许可、准许和授权，并且在履行服务的 整个过程中保持其有效。

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2.	Obligations of Both Parties

双方的义务

2.1	SynCardia China shall pay all the fee associated with this registration service except the Clinical Trail fee. As long as the Clinical Trail activities occurred, for the clinical trail sample products, the Sponsor should give the 20% discount of the cost to SynCardia China.

新心医疗负责本次注册服务除临床试验外全部费用，如发生临床试验费用，针对临床 试验所需样品，申办方将以成本价的基础上给予20%折扣提供给受托方。

2.2	SynCardia China shall pay review fee and testing fee, etc. in accordance with the requirements of the regulatory authorities.

新心医疗负责照监管机构要求及时足额缴纳注册审评费、检测费等。

2.3	The Sponsor shall ensure that the technology provided by the Sponsor is flawless, and the Sponsor shall bear the losses caused by infringement of the patents or related intellectual property rights of other parties due to the technology provided by the Sponsor during application for approval and production; if any loss is caused to SynCardia China, it will also be borne by the Sponsor.

申办方应保证其所提供的技术无瑕疵，在报批和生产过程中如因申办方的技术导致侵 犯他人专利或相关知识产权所造成的损失由申办方自行承担；如给新心医疗造成损失 的，亦由申办方承担。

2.4	The Sponsor shall perform other obligations agreed in this agreement. If the Sponsor fails to perform the obligations, delays performance of the obligations, or performs the obligations not in accordance with the agreement, so that SynCardia China cannot fulfill its obligations according to the agreement, SynCardia China will not be liable.

其他约定可按《新心医疗注册服务协议附录》中约定的其他申办方应履行的义务执 行，因申办方未履行、延迟履行其义务或履行义务不符合约定而导致新心医疗无法按 约完成本协议义务的，新心医疗不承担责任。附录与本协议拥有同等法律效力。

3.	Provision of Project Material and Sample Product

项目资料和检测用样品的提供

3.1	During the term of this agreement, the Sponsor shall provide SynCardia China, in a timely, truthful and detailed manner, with, but not limited to, materials, data, safety data, domestic and international clinical study data and related literature and other information, so that SynCardia China can carry out the Services in accordance with this Agreement and its Appendix.

在本协议有效期内，申办方应及时、真实、详尽地向新心医疗提供包括但不限于开展 服务所需的材料、数据、安全性及已有的国内外临床研究资料及相关文献和其他信 息，以便于新心医疗按照本协议及其附件开展服务。

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3.2	If type testing is needed, the Sponsor shall deliver the sample product (including compatible devices/consumables) to Entrusted Party and relevant production certificates to the testing lab in a timely manner, in accordance with the Measures for Administration of Medical Device registration and filling and the product technical standard.

如该项目需要进行型式检验，申办方应按照《医疗器械注册与备案管理办法》和产品 技术标准的要求，及时将检测用样品（包括配套使用设备和耗材）给受托方，通过受 托方运送到检测中心，并同时出具相关生产证明文件。

3.3	If the project is postponed due to unsatisfactory supply of products or project material by the Sponsor, the expected project timeline will be postponed by the number of postponed days.

如因申办方的产品或项目资料供应不及时导致项目时间延期的，则项目预计期限按延 期的天数顺延。

4.	Acceptance Standard and Methods

验收标准和方式

4.1	The project deliverables provided by SynCardia China will be accepted by the Sponsor’s staff by signing or email confirmation according to the Measures for Administration of Medical Device registration and filling.

新心医疗交付服务的最终结果，按照《医疗器械注册与备案管理办法》的有关规定， 以由申办方人员签字确认或邮件确认的方式进行验收。

4.2	If forms and contents of relevant document submitted by SynCardia China do not meet the technical review requirements due to SynCardia China’s reasons, SynCardia China shall be responsible for timely modification and amendment until the information provided meets the technical review requirements; however, if uncontrollable factors such as changes in laws and regulations lead to changes in technical review requirements, or if the supplementary notice requirements exceed this Agreement service scope SynCardia China will revise and amend on the premise that both parties reach an agreement.

如新心医疗提交的相关资料形式和内容由于新心医疗的原因导致不符合技术审评要 求，新心医疗应负责及时进行修改和补充，直至所提供的资料符合技术审评要求。但 若由于相关法律法规变化等不可控因素导致技术审评要求发生变化的，或由于技术审 评补正通知所涉及的内容超出本协议规定的服务范围的，新心医疗将在双方达成一致 的基础上进行修改和补充。

5.	Term and Termination

期限和终止

5.1	This Agreement shall come into force on the Effective Date hereof and shall, unless terminated sooner in accordance with its terms, remain in full force and effect until the date upon which all Services have been completed . This Agreement shall not be tacitly renewed. Any extension of the term of this Agreement shall be subject to the prior written consent of the Parties.

本协议应于生效日起开始生效，并且，除非根据协议条款提前终止，该协议将持续有 效直到所有服务已经完成。本协议届满不得自动延续。根据协议双方事先的书面一致 同意，本协议期限可以延续。

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5.2	If there is material breach of contract by any Party, a written notice shall be sent within thirty (30) days, and the breach of contract shall be detailed in the notice. If the breach of contract is not substantially resolved within thirty (30) days, the non-defaulting Party may unilaterally notify the defaulting Party and terminates the agreement. If there are other agreements on termination due to breach of contract, the agreements shall be followed.

任何一方在对方重大违约时，经三十（30）天书面通知并在通知中详述该等违约行 为，如在三十（30）天内违约情形没有实质性解决，非违约方可单方通知违约方后终 止协议。本协议对违约终止的情形另有约定的，按其约定执行。

5.3	Without prejudice to the preceding paragraphs of this Article 6, either Party may, to the extent permitted under applicable law, terminate this Agreement effective immediately upon giving written notice to the other Party upon occurrence of one or more of the following events, which the Parties agree will adversely affect the performance of the Services:

在不影响第6条上述约定的前提下，一旦发生协议双方认可的危害服务履行的下列一个 或多个事件，任何一方可以在所适用的法律允许的范围内，向另一方发出书面通知立 即终止本协议：

(a)	Either Party hereto passes a resolution for winding-up or a court makes an order to that effect, or either Party files a petition in bankruptcy or fails to have discharged within thirty (30) days any petition in bankruptcy filed against it;

协议一方通过解散的决议或法院下令协议一方解散，或者协议一方向法院申请破 产或不能于其遭到任何破产申请之日起三十（30）日令该申请撤回；

(b)	Either Party underto becomes or is declared insolvent or convenes a meeting of or makes a proposal to make any arrangement or composition with its creditors, or makes any other arrangement pursuant to any bankruptcy or similar law;

协议一方成为或被宣告资不抵债，或召开债权人会议或与债权人作出任何安排或 和解的提议，或依据破产法或类似法律的要求作出任何其他安排；

(c)	Either Party hereto ceases or threatens to cease to carry on its business or a substantial part of its business or disposes or threatens to dispose of the whole or a substantial part of its undertaking, property or assets or stops or threatens to stop payment of its debts.

协议一方歇业（或停止其主要业务）或有歇业（或停止其主要业务）的风险，或 者处置或可能处置其全部或主要业务、财产或资产，或已经停止或可能停止偿还 其债务。

5.4	Sponsor may also terminate this Agreement at any time by serving sixty (60) days prior written notice thereof to SynCardia China. But the paid fees are not refundable.

申办方可由于单方面原因提前六十 (60) 天通过向新心医疗书面通知的方式终止本协 议。但已支付费用不予退还。

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5.5	If the project kick off timeline postponed more than 6 months, SynCardia China has the right to terminate the contract.

若项目启动时间拖延超过六个月以上，新心医疗有权选择终止合同。

5.6	If the project is terminated by the Sponsor or is terminated as a result of the application request to the NMPA being rejected, this agreement should be terminated.

因申办方主动终止或被 NMPA 拒绝申请而导致项目终止，本协议视为中止。

5.7	Both Parties can terminate this Agreement after reaching a consensus through consultation.

经双方协商达成一致后，双方可终止本协议。

5.8	If SynCardia China determines that its continued performance of its obligations under this Agreement would violate legal or regulatory standards of integrity, then SynCardia China may terminate this Agreement or the applicable immediately upon written notice to Sponsor, provided that SynCardia China shall proof such violation with relevant written evidence.

若新心医疗认定其继续履行本协议下的义务将构成对适用法律或合规性道德标准的违 反，新心医疗可以经书面通知申办方后立即终止本协议，前提是新心医疗应当提供书 面的证据证明该等违反。

5.9	If SynCardia China violates any applicable anti-bribery provisions, the Sponsor may terminate this Agreement by giving a written notice to SynCardia China, provided that Sponsor shall proof such violation with relevant written evidence.

如新心医疗违反任何适用的反贿赂条款，申办方可以经书面通知新心医疗立即终止本 协议，前提是申办方应当提供书面的证据证明该等违反。

6.	Force Majeure and Change of Circumstances

不可抗力和情势变更

6.1	If either Party is unable to fulfill its obligations hereunder that is solely due to an event of force majeure, it shall immediately notify the other Party of the occurrence of such event by fax or e-mail.

若任何一方因为不可抗力事件无法直接履行其在本协议下的义务，则应立即以传真或 电邮通知另一方发生此类不可抗力事件。

6.2	Force majeure refers to any of the following events that prevents the Parties from performing their respective obligations under this Agreement and its appendices: earthquake, windstorm, flood, fire or other natural calamities, epidemic disease, war, riot, public commotion, strike or blockade, governmental and legislative action or any other event out of control by both Parties, which is unpredictable and inevitable to occur.

不可抗力指妨碍双方履行各自在本协议及其附录下义务的任何以下事件：地震、风 暴、洪水、火灾或其他自然灾害、传染病、战争、暴乱、公众骚乱、罢工或封锁、政 府和立法行为或双方无法控制的任何其他事件，该事件的发生为无法预测及不可避免 的。

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6.3	If an event of force majeure occurs, neither Party shall be liable to the other Party for any possible damage, cost increase or loss due to failure of or delay in fulfillment. The Party claiming force majeure shall take measures to decrease or eliminate the influence brought by force majeure and resume the fulfillment of obligations influenced by the event of force majeure within the shortest time as far as possible. If the consequence of the event of force majeure cannot be remedied within thirty (30) days after its occurrence, then both Parties shall decide if it needs to modify or terminate this Agreement through consultation in accordance with the influence of such event of force majeure on the fulfillment of this Agreement. The force majeure that occurs during the period of performance of any party’s overdue obligations cannot be used as a reason for the party’s exemption.

若发生不可抗力事件，任何一方概无须就因未能或延迟履行义务导致的任何潜在损 害、费用增加或损失对另一方负责。主张不可抗力的一方应采取措施以减少或消除不 可抗力带来的影响，并尽可能在最短时间内恢复受不可抗力事件影响的义务履行。若 不可抗力事件的结果无法在其发生后三十 (30) 天内补救，双方应根据该等不可抗力事 件对本协议履行的影响通过协商决定是否需要修改或终止本协议。任何一方逾期履行 义务期间发生的不可抗力，不能作为该方免责的理由。

6.4	The contents of regulatory affairs referred to in this Agreement refer only to the Services conducted in accordance with the current Measures for Administration of Medical Device registration and filling. If there is a need to change due to changes in regulatory requirements or product itself during the Services, the resulting timeline extension is not considered as a breach of contract by SynCardia China, and the increase in costs should be borne by the Sponsor.

本合同所指法规事务的内容，仅指按现行《医疗器械注册与备案管理办法》要求进行 的服务。若在服务过程中，由于法规要求变化或者研究产品本身需要，导致的时间延 长不视为新心医疗违约。

7.	Entire Agreement, Severability and Amendment

协议完整性、可分割性和修订

7.1	This Agreement constitutes all agreements and understandings between both Parties regarding the subject matter of this Agreement. Except as otherwise expressly stated in this Agreement, this Agreement supersedes all prior oral or written agreements, statements, representations, understandings, negotiations and discussions between both parties.

本协议构成双方就本协议主题事项达成的所有约定和谅解。除非本协议另有明确说 明，否则本协议替代双方此前的所有口头或书面协议、声明、陈述、谅解、协商和讨 论。

7.2	If all or partial terms of this agreement become illegal or unenforceable, the other terms of this Agreement and the parts without objection in the articles with objection are still in full effect.

若本协议的条款全部或部分变为不合法或不可执行，则本协议的其他条款及有异议条 款的无异议部分仍然完全有效。

7.3	Any changes or modifications to this Agreement shall be void unless signed and sealed by both Parties in writing and by agreement.

除非以书面形式并经过协议双方签字盖章，本协议的任何变更或修改都无效。

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8.	Dispute Settlement

争议的解决

If a dispute arises from execution and/or interpretation of the Agreement, both Parties shall attempt to resolve the dispute amicably as soon as possible. Both Parties expressly agree that if the dispute cannot be settled within a reasonable period (the reasonable period shall not be later than two (2) months after one Party receives the written claim from another Party in any case), any dispute shall be submitted to the Beijing Arbitration Commission for arbitration. The arbitration is ultimately binding on both Parties, and the expenses are borne by the losing Party.

若对协议的执行和/或解释产生争议，双方应尝试尽快友好解决该争议。双方明确同意 若在一段合理的期限内未能解决争议，该合理时间应为在任何情况下不得迟于一方收 到另一方书面主张后两（2）个月内，任何争议应提交北京仲裁委员会裁决，该裁决 对双方均有最终约束力，费用由败诉方承担。

9.	Governing Law

管辖法律

This Agreement or any matters relating to this Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

本协议或与本协议有关的任何事宜应受中国法律管辖并据其解释。

10.	Miscellaneous

其他

10.1	The granting of tolerance by any Party to the other Party in respect of any provision of this Agreement shall not be deemed a waiver of such provision, nor shall it affect the subsequent execution of this provision or any other provision of this Agreement.

任何一方就本协议中的任何条款给予另一方的宽容，不得视为对该条款的放弃，亦不 得影响该等条款或本协议中任何其它条款以后的执行。

10.2	The appendixes to this Agreement are an integral part of this Agreement. If there is any inconsistency between any appendix and text of this Agreement, the text of this Agreement shall prevail.

本协议附件是本协议不可分割的一部分。若本协议任何附件和本协议正文不一致，以 本协议正文为准。

10.3	This Agreement is made in duplicate; the Sponsor and SynCardia China separately hold one copy with the same legal effect.

本协议一式两份，申办方和新心医疗各执一份，每份具有同等法律效力。

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Signature Page

签字页

Sponsor:	SynCardia Systems, LLC
申办方：

Signature/签名	/s/ Richard Fang
Name:	Richard Fang
姓名:	方云才
Title:	Chief Executive Officer
职位:	CEO
Date/日期:	July 2, 2023

SynCardia China: SynCardia Medical (Beijing ), Inc
新心医疗：新心医疗器械（北京）有限公司

Signature/签名:	/s/ Jinhu Zhu
Name:	Jinhu Zhu
姓名:	Jinhu Zhu
Title:	Chief Executive Officer
职位:	CEO
Date/日期:	2023年7月2日

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